UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

MAVERICK MINERALS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

2501 Lansdowne Avenue, Saskatoon, Saskatchewan S7J 1H3
(Address of principal executive offices and Postal Code)

306.343.5799
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement with Art Brokerage, Inc.

On September 20, 2010, Maverick Minerals Corporation (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Art Brokerage, Inc. (“Art Brokerage”), pursuant to which Art Brokerage provided the Company with a non-revolving term loan in the principal amount of USD$2,400,000 having an interest rate of 5% per annum, calculated and compounded monthly, payable on the 1st day of each calendar month, commencing May 1, 2011. In addition to the monthly interest payments, the Company will make monthly principal payments in the amount of $50,000, commencing on May 1, 2011 and continuing on the 1st day of each month until the Company’s indebtedness is repaid in full. The loan matures on April 1, 2015. As a condition of the Loan Agreement, during the term of the loan, the Company agreed, among other things, to maintain its property assets and undertakings in good repair, to obtain and maintain all licenses and permits necessary to own and operate its assets and agreed not to, without the prior consent of Art Brokerage, change its name, change its corporate structure, change its fiscal year end, incur further indebtedness, grant any liens against its properties or assets unless permitted, make any advances or loans to any person, assign or transfer its intellectual property, or permit its unfinanced capital expenditures to exceed $300,000 per annum. As a further condition of the Loan Agreement, the Company agreed to enter into a general security agreement dated September 20, 2010 creating a security over the Company’s present and after-acquired personal property and over the Company’s real property and other assets. In addition and as further security of the Company’s indebtedness under the Loan Agreement, the Company and Art Brokerage entered into a pledge and security agreement dated September 20, 2010, pursuant to which the Company agreed to pledge to Art Brokerage a first priority security interest in all of the shares of capital stock of Eskota Energy Corporation, the wholly owned subsidiary of the Company, and all proceeds with respect to such stock. The Company intends to use the funds from the $2,400,000 loan to commence development of the Company’s initial test well on its Farm-Out property located in southwest Texas.

A copy of the Loan Agreement and related security agreements are attached as exhibit 10.1, 10.2 and 10.3 to this current report on Form 8-K.

Amendment Agreement with Senergy Partners LLC

In connection with the negotiation of the Loan Agreement with Art Brokerage, the Company was required to enter into an amendment to its existing loan with Senergy Partners LLC, an affiliate of Art Brokerage. Under the terms of an amendment agreement dated September 15, 2010, entered into by the Company with Senergy Partners LLC (“Senergy”), the parties agreed that if and at such time Art Brokerage enters into a loan agreement with the Company with respect to a loan of USD$2,400,000, the existing loan agreement between the parties dated February 13, 2009 providing for up to $1,000,000 in principal to the Company (the “Senergy Loan”) would be amended to provide that upon entry into the Loan Agreement the outstanding balance of principal and accrued interest under the Senergy Loan could not exceed a maximum limit of USD$500,000.

A copy of the Amendment Agreement is attached as exhibit 10.4 to this current report on Form 8-K.

Management Consulting Agreements

Effective September 23, 2010, the Company entered into a consulting agreement with Robert Kinloch, pursuant to which the Company engaged Mr. Kinloch to, among other things: perform the duties of President, Chief Executive Officer and Chief Financial Officer of the Company, prepare and execute any and all records and filings required to maintain the Company’s public listing, attend to governance issues as they relate to the Nevada registration, provide the Board with any information required to administer the affairs of the Company, advise and recommend, if requested, on any circumstance that may arise relating to asset or acquisition integration, tax matters, market factors and corporate finance. As consideration for the performance his consulting services under the agreement, the Company agreed to pay Mr. Kinloch $10,000 per month and a one time bonus of USD$250,000 upon the spudding of the Company’s first commercial well drilled on the Company’s Farmout Acreage, as such term is defined under the Company’s farmout agreement (the “Farmout Agreement”) with Southeastern Pipeline Company dated December 7, 2009. Under the agreement Mr. Kinloch was also granted stock options to acquire 700,000 shares of common stock at an exercise price of $1.05 per share until August 20, 2015 in accordance with the terms of the Company’s 2009 Stock Option Plan. The agreement is for a term of three years. Notwithstanding the three year term, the agreement may be terminated at any time by the Company without notice in the event Mr. Kinloch breaches the terms of this agreement.

Effective September 23, 2010, the Company entered into a consulting agreement with Donald Kinloch, pursuant to which the Company engaged Mr. Kinloch to, among other things: perform the duties of Secretary of the Company, prepare and execute any and all records and filings required to maintain the Company’s corporate records, interface with shareholders and any person or group having a legitimate interest in the affairs of the Company, provide the board of the Company with any information required to administer the affairs of the Company, and advise and recommend, if requested, on any circumstance that may arise relating to asset management and field operations. As consideration for the performance his consulting services under the agreement, the Company agreed to pay Mr. Kinloch $5,000 per month and a one time bonus of USD$100,000 upon the spudding of the Company’s first commercial well drilled on the Company’s Farmout Acreage, as such term is defined under the Company’s farmout agreement (the “Farmout Agreement”) with Southeastern Pipeline Company dated December 7, 2009. Under the agreement Mr. Kinloch was also granted stock options to acquire 400,000 shares of common stock at an exercise price of $1.05 per share until August 20, 2015 in accordance with the terms of the Company’s 2009 Stock Option Plan. The agreement is for a term of three years. Notwithstanding the three year term, the agreement may be terminated at any time by the Company without notice in the event Mr. Kinloch breaches the terms of this agreement.

A copy of the consulting agreements are attached as exhibit 10.5 and 10.6, respectively, to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 is responsive to the information required by this Item 2.03 and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 is responsive to the information required by this Item 3.02 and is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided under Item 1.01 is responsive to the information required by this Item 5.02 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
No.	Description

10.1	Loan Agreement dated September 20, 2010 (and related security agreements) between Maverick Minerals Corporation and Art Brokerage, Inc.

10.2	Pledge and Security Agreement dated September 20, 2010 between Maverick Minerals Corporation and Art Brokerage, Inc.

10.3	Security Agreement dated September 20, 2010 between Maverick Minerals Corporation and Art Brokerage, Inc.

10.4	Amendment Agreement dated September 15, 2010 between Maverick Minerals Corporation and Art Brokerage, Inc.

10.5	Consulting Agreement dated September 23, 2010 between Maverick Minerals Corporation and Robert Kinloch

10.6	Consulting Agreement dated September 23, 2010 between Maverick Minerals Corporation and Donald Kinloch

10.7	Press Release dated September 20, 2010 regarding the $2,400,000 loan agreement between Maverick Minerals Corporation and Art Brokerage, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/ Robert Kinloch
Robert Kinloch
President

Date: September 23, 2010